Exhibit 10.8

Execution Version

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement dated as of July 1, 2020 (this “Agreement”), is made and entered into by and between GPAQ Acquisition Holdings, Inc., a Delaware corporation (the “Company”), and each of the purchasers set forth on the signature pages hereto (each, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, this Agreement is being entered into pursuant to the Note Purchase Agreement dated as of July 1, 2020 (the “Purchase Agreement”) at the Closing (as defined in the Purchase Agreement) at which the Purchasers are purchasing, and the Company is issuing and selling, $20,721,293 in aggregate principal amount of the Company’s 8.00% Convertible Notes due 2025 (the “Notes”), which may be converted into shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), on the terms and subject to the conditions set forth in the Purchase Agreement;

WHEREAS, in connection with its obligations under the Purchase Agreement, the Company may issue to the Purchasers warrants to purchase shares of Common Stock (the “Warrants”) on the terms and subject to the conditions set forth in the Warrant Agreement (as defined in the Purchase Agreement); and

WHEREAS, in connection with its purchase of the Notes pursuant to the Purchase Agreement, the Purchasers wish to receive certain registration rights related to the shares of Common Stock issuable upon conversion of the Notes and the shares of Common Stock issuable upon exercise of the Warrants, and the Company desires to grant such rights on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Definitions. As used herein, the following terms have the indicated meanings, unless the context otherwise requires:

“Affiliate” has the meaning given to such term in the Purchase Agreement.

“Agreement” has the meaning given to such term in the preamble hereto.

“Beneficially Own,” “Beneficially Owned,” “Beneficial Ownership” and “Beneficial Owner” with respect to any securities means a Holder having such ownership, control or power to direct the voting with respect to, or which otherwise enables a Holder to legally act with respect to, such securities as contemplated hereby, including without limitation pursuant to any agreement, arrangement or understanding, regardless of whether in writing. Securities “Beneficially Owned” shall include securities Beneficially Owned by all other persons with whom a Holder would constitute a “group” as within the meaning of Section 13(d) of the Exchange Act.

“Blackout Period” means, with respect to a Registration Statement, a period in each case commencing on the day immediately after the Company notifies the Holders pursuant to Section 3(e) that they are required to suspend offers and sales of Registrable Securities because the Company, in the good faith judgment of the Board, determines that the registration and distribution of (and/or the registration of the offer and sale of) the Registrable Securities covered or to be covered by such Registration Statement would be seriously detrimental to the Company and its stockholders (by requiring disclosure of material non-public information) and ending on the earlier of (x) the date upon which the material non-public information to which the Blackout Period relates is disclosed to the public or ceases to be material and (y) such time as the Company notifies the selling Holders that the Company will no longer delay such filing of such Registration Statement, recommence taking steps to make such Registration Statement effective, or allow sales pursuant to such Registration Statement to resume; provided that no Blackout Period may last for more than 90 consecutive days; and provided, further, that during any period of 365 consecutive days, Blackout Periods may not, in the aggregate, last for more than the result of 120 days minus the number of days that Holders were previously required pursuant to Section 3(e) to discontinue and suspend disposition of Registrable Securities because of the happening of any event described in Section 3(d)(vi).

“Board” means the board of directors of the Company.

“Business Day” means any day of the year, other than a Saturday, Sunday, or other day on which the SEC is required or authorized to close.

“Common Stock” has the meaning given to such term in the recitals hereto.

“Company” has the meaning given to such term in the preamble hereto.

“Effectiveness Deadline” means the first anniversary of the Closing Date (as defined in the Purchase Agreement).

“Effectiveness Period” has the meaning given to such term in Section 3(d)(i).

“Equity Securities Offering” means any underwritten registered offering of Relevant Securities, and any offering or placement of any Relevant Securities pursuant to Rule 144A under the Securities Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Family Member” means (a) with respect to any individual, such individual’s spouse, any descendants (whether natural or adopted), any trust all of the beneficial interests of which are owned by any of such individuals or by any of such individuals together with any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, the estate of any such individual, and any corporation, association, partnership, limited liability company or other entity all of the equity interests of which are owned by those above described individuals, trusts or organizations and (b) with respect to any trust, the owners of the beneficial interests of such trust.

“FINRA” means the Financial Industry Regulatory Authority.

“Form S-1” means such form under the Securities Act as in effect on the date of this Agreement or any successor registration form thereto under the Securities Act subsequently adopted by the SEC.

“Form S-3” means such form under the Securities Act as in effect on the date of this Agreement or any successor registration form thereto under the Securities Act subsequently adopted by the SEC.

“Form S-4” means such form under the Securities Act as in effect on the date of this Agreement or any successor registration form thereto under the Securities Act subsequently adopted by the SEC.

“Form S-8” means such form under the Securities Act as in effect on the date of this Agreement or any successor registration form thereto under the Securities Act subsequently adopted by the SEC.

“Holder” means the Purchasers or any Purchaser’s successors and Permitted Assignees who acquire rights in accordance with this Agreement with respect to the Registrable Securities directly or indirectly from a Purchaser or another Holder (including from any Permitted Assignee) and “Holders” means all of the foregoing individuals or entities.

“Inspector” means any attorney, accountant or other agent retained by a Holder or any underwriter for the purposes provided in Section 3(d)(x).

“Market Standoff Period” means, with respect to each Equity Securities Offering, the period beginning on the date of first sale of securities pursuant to such Equity Securities Offering and ending on the date that shall be requested by the Company or the underwriters or initial purchasers retained by the Company to facilitate such Equity Securities Offering; provided, however, that each such period shall not be more than 120 days; and provided further that (a) such period shall be no longer than the shortest period imposed by the Company or the underwriters or initial purchasers upon any other person or entity (including any lockup period imposed upon the Company) and (b) if any other person or entity receives a waiver with respect to any such matters, the Holders shall be given a waiver with respect to their Relevant Securities as well.

“Notes” has the meaning given to such term in the recitals hereto.

“Permitted Assignee” means any person or entity holding Registrable Securities, to whom rights to cause the Company to register the resale of Registrable Securities granted to the Purchasers by the Company under Section 3 have been assigned in compliance with Section 4(a).

“Piggyback Offering” has the meaning given to such term in Section 3(b)(i).

“Piggyback Registration Statement” has the meaning given to such term in Section 3(b)(i).

“Piggyback Supplement” has the meaning given to such term in Section 3(b)(i).

“Purchase Agreement” has the meaning given to such term in the recitals hereto.

“Purchaser” has the meaning given to such term in the preamble hereto.

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness, or automatic effectiveness, of such registration statement.

“Registrable Securities” means (a) the Shares of Common Stock received by any Purchaser upon conversion of any Notes acquired by such Purchaser pursuant to the Purchase Agreement and (b) the Shares of Common Stock received by any Purchaser upon exercise of any Warrants acquired by such Purchaser pursuant to the Purchase Agreement and the Warrant Agreement. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (w) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement, (x) such securities shall have been otherwise transferred (other than to a Permitted Assignee who becomes a Holder in accordance with this Agreement), new certificates for such securities that do not bear a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act, (y) such securities are held by the Company or shall have ceased to be outstanding, or (z) such securities are sold under Rule 144 or may be sold under Rule 144 free from volume limitations under such rule.

“Registration Expenses” has the meaning given to such term in Section 3(f).

“Registration Statement” means any Piggyback Registration Statement, the Shelf Registration Statement and, if offers of Registrable Securities are included in any other registration statement filed by the Company by means of a Piggyback Supplement, such other registration statement, and “Registration Statements” means all such registration statements collectively.

“Relevant Security” means the Shares, any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Shares or other such equity security.

“Rule 144” means Rule 144 under the Securities Act.

“SEC” means the United States Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

“SEC Effective Date” means, with respect to a Registration Statement, the date as of which such Registration Statement is originally declared effective by the SEC or otherwise becomes effective in accordance with the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute promulgated in replacement thereof, and the rules and regulations of the SEC thereunder, all as the same shall be in effect from time to time.

“Selling Expenses” has the meaning given to such term in Section 3(f).

“Shares” means the shares of Common Stock received by a Holder upon conversion of any Notes acquired by a Purchaser pursuant to the Purchase Agreement and the shares of Common Stock received by a Holder upon exercise of any Warrants acquired by the Purchaser and (a) any and all shares of capital stock or other equity securities of the Company that are added to or exchanged or substituted for such shares of Common Stock by reason of the declaration of any stock dividend or stock split, the issuance of any distribution or the reclassification, readjustment, recapitalization or other such modification of the capital structure of the Company; and (b) any and all shares of capital stock or other equity securities of any other corporation (now or hereafter organized under the laws of any state or other governmental authority) with which the Company is merged, which results from any consolidation or reorganization to which the Company is a party, or to which is sold all or substantially all of the shares or assets of the Company, for which such shares of Common Stock are exchanged or substituted in connection with such merger, consolidation, reorganization or sale, if immediately after such merger, consolidation, reorganization or sale, the Company or the stockholders of the Company own equity securities having in the aggregate more than 50% of the total voting power of such other corporation.

“Shelf Registration Statement” has the meaning given to such term in Section 3(a)(i).

“Transfer” has the meaning given to such term in Section 2(a).

“VWAP Price” means, for any period of measurement, the volume weighted average closing price of a share of Common Stock on the national securities exchange on which the Common Stock is then listed (or admitted to trading).

“Warrants” has the meaning given to such term in the recitals hereto.

Section 2. Market Standoff. Notwithstanding anything to the contrary set forth in this Agreement, with respect to each Equity Securities Offering conducted after the date hereof, the following provisions of this Section 2 shall apply, if and only if (x) the underwriters or initial purchasers retained by the Company to facilitate such offering request, in connection with such offering, that the officers or directors or significant stockholders of the Company refrain from selling any Relevant Security during any period, and (y) the Holders Beneficially Own shares of Common Stock representing at least 5% of the fully diluted equity interests in the Company (calculated giving effect to the conversion of all Notes and the exercise of all Warrants, and the exercise of all outstanding options, warrants and other rights to purchase or acquire any Common Stock of the Company):

(a) Following notice of the applicability of this Section 2, during the Market Standoff Period applicable to such Equity Securities Offering, each Holder will not, without the prior written consent of the Company, (i) directly or indirectly offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security, or (ii) establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” (in each case within the meaning of Section 16 of the Exchange Act) with respect to any Relevant Security, or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security (each of the transactions described in the immediately preceding clauses (i) and (ii), being referred to as a “Transfer”), regardless of whether such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration; provided, however, that a transfer to a Permitted Assignee will not be subject to this Section 2 and provided, further, that this Section 2(a) will not prohibit transfers of Relevant Securities included in such Equity Securities Offering.

(b) Furthermore, each Holder hereby authorizes the Company during the Market Standoff Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, any Relevant Securities for which such Holder is the record holder and, in the case of Relevant Securities for which such Holder is the Beneficial Owner but not the record holder, agrees during the Market Standoff Period to cause the record holder thereof to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities.

(c) Subject to the provisions of Section 3(b), without the prior written consent of the Company, during the Market Standoff Period such Holder (i) will not participate in the filing with the SEC of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security and (ii) will not exercise any rights the undersigned may have to require registration with the SEC of any proposed offering or sale of a Relevant Security (including without limitation pursuant to this Agreement).

Section 3. Registration Rights.

(a) Shelf Registration Statement.

(i) Registration of Resales. The Company shall (i) file with the SEC a shelf registration statement on Form S-1 (or, if the Company is eligible to use such form, Form S-3) relating to the registration of the offer and resale by the Holders of all of the Registrable Securities (the “Shelf Registration Statement”) and (ii) use its commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the SEC no later than the Effectiveness Deadline; provided, however, that the Company shall not be obligated to effect any such registration pursuant to this Section 3(a), or keep such registration or the Shelf Registration Statement effective pursuant to Section 3(d)(i), during any Blackout Period. Any such Shelf Registration Statement on Form S-1 may be converted to Form S-3 upon or after the Company becoming eligible to use Form S-3.

(ii) Liquidated Damages. If the Shelf Registration Statement is not declared effective on or prior to the Effectiveness Deadline, then each Holder shall be entitled to a payment (with respect to each outstanding Registrable Security held by the Holder), as liquidated damages and not as a penalty, of 0.25% of the Liquidated Damages Multiplier per 30-calendar-day period, which shall accrue daily, for the first 60 calendar days immediately following the Effectiveness Deadline, increasing by an additional 0.25% of the Liquidated Damages Multiplier per 30-calendar-day period, which shall accrue daily, for each subsequent 30-calendar-day period (i.e., 0.50% for 61-90 calendar days, 0.75% for 91-120 calendar days and 1.00% thereafter), up to a maximum of 1.00% of the Liquidated Damages Multiplier per 30-calendar-day period, until such time as such Shelf Registration Statement is declared effective or when the Registrable Securities covered by such Shelf Registration Statement cease to be Registrable Securities (the “Liquidated Damages”). As used herein, the term “Liquidated Damages Multiplier” means the product of the VWAP Price calculated for the consecutive 5 trading day period beginning on and including the Closing Date (as defined in the Purchase Agreement) times the number of issued and outstanding Shares held by such Holder. The Liquidated Damages payable pursuant to the immediately preceding sentence shall be payable within 10 Business Days after the end of each such 30-calendar-day period. Any Liquidated Damages shall be paid to each Holder in immediately available funds. The accrual of Liquidated Damages to a Holder shall cease (an “LD Termination Date,” and, each such period beginning on an Effectiveness Deadline and ending on an LD Termination Date being, an “LD Period”) at the earlier of (1) the Shelf Registration Statement being declared effective and (2) when the Holder’s Registrable Securities covered by the Shelf Registration Statement cease to be Registrable Securities. Any amount of Liquidated Damages shall be prorated for any period of less than 30 calendar days accruing during an LD Period. If the Company is unable to cause a Shelf Registration Statement to be declared effective on or prior to the Effectiveness Deadline as a result of an acquisition, merger, reorganization, disposition or other similar transaction, then the Company may request a waiver of the Liquidated Damages, and each Holder may individually grant or withhold its consent to such request in its discretion.

(b) Piggyback Registration Rights.

(i) Piggyback Registration. If after the date hereof, the Company shall determine to (A) file a registration statement to register the offer and sale for cash of any of its Common Stock for its own account in an underwritten offering, other than (i) a registration relating solely to employee benefit plans or securities issued or issuable to employees, directors or consultants (to the extent the securities owned or to be owned by such consultants could be registered on Form S-8) or any of their Family Members (including a registration on Form S-8), (ii) a registration on Form S-4 in connection with a merger, acquisition, divestiture, reorganization, exchange offer or similar event, (iii) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered or (iv) a shelf registration statement on Form S-3 or (B) file a prospectus supplement to an effective shelf registration statement with respect to an underwritten public offering in which Holders may be included (either by inclusion in the registration statement without the filing of a post-effective amendment thereto or because the Shelf Registration Statement is effective) (an offering pursuant to clause (A) or (B), a “Piggyback Offering”), then the Company shall promptly give to the Holders written notice thereof, and in no event shall such notice be given less than (X) twenty (20) calendar days prior to the filing of a registration statement contemplated by clause (A) (a “Piggyback Registration Statement”) or (Y) five (5) calendar days prior to the filing of a prospectus supplement contemplated by clause (B) ( a “Piggyback Supplement”) and the Company shall, subject to Section 3(b)(ii), include in such Piggyback Offering all of the Registrable Securities specified in a written request or requests, made within ten (10) calendar days (three (3) calendar days in the case of a Piggyback Supplement) after receipt of such written notice from the Company, by any Holder or Holders. However, the Company may, without the consent of the Holders, abandon such Piggyback Offering and withdraw such Piggyback Registration Statement or Piggyback Supplement.

(ii) Underwriting Procedures. The right of any Holder to be included in a Piggyback Offering pursuant to Section 3(b)(i) shall be conditioned upon such Holder’s participation in, and the inclusion of such Holder’s Registrable Securities in, the underwriting arrangements with respect to such Piggyback Offering to the extent provided herein. All Holders proposing to sell their securities through such Piggyback Offering shall (together with the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such Piggyback Offering by the Company. No Holder may participate in such Piggyback Offering unless such Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. No Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder and its ownership of the securities being registered on its behalf, its intended method of distribution and any other representation required by law, and no Holder shall be required to agree to indemnify any person beyond the scope of the indemnification provided to the Company under Section 3(h). Notwithstanding any other provision of this Section 3(b)(ii), if the managing underwriter or the Company determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriters may exclude from such Piggyback Offering the number of shares in excess of such limitation. The Company shall so advise all Holders (except those Holders who failed to timely elect to sell their Registrable Securities through such Piggyback Offering or have indicated to the Company their decision not to do so), and the number of shares that may be included in the underwriting shall be allocated:

(A) first, to the Company;

(B) second, to the Holders who have requested to sell their Registrable Securities in the Piggyback Offering and all other selling stockholders who have rights of registration on parity with the Holders and have requested to sell securities in the Piggyback Offering, on a pro rata basis according to the number of shares requested to be included; and

(C) then, to any other selling stockholders who have registration rights and have requested to sell securities in the Piggyback Offering.

No Registrable Securities excluded from the underwriting by reason of the underwriters’ marketing limitation shall be included in the Piggyback Offering. If any Holder disapproves of the terms of the underwriting arrangements with respect to a Piggyback Offering, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter; provided, however, that such withdrawal must be made at a time prior to the time of the pricing of the Piggyback Offering. The Registrable Securities and/or other securities so withdrawn from such underwriting shall also be withdrawn from such Piggyback Offering; provided, however, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such Piggyback Offering (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the Piggyback Offering the right to include additional Registrable Securities pursuant to the terms and limitations set forth herein in the same proportions described above.

(iii) Notwithstanding anything to the contrary set forth in this Agreement, the Company shall not be obligated to effect, or take any action to effect, any Piggyback Offering pursuant to Section 3(b) after the Company has initiated two (2) such Piggyback Offerings (counting for this purpose only Piggyback Offerings pursuant to which securities have been sold).

(c) Requested Underwritings.

(i) In the event that one or more Holders elects to sell $15 million or more of Registrable Securities pursuant to an underwritten public offering under the Shelf Registration Statement, the Company shall, upon request by such Holders, retain underwriters in order to permit such Holders to effect such offering. The obligation of the Company to retain underwriters shall include entering into an underwriting agreement in customary form with the underwriters or initial purchasers, which shall include, among other provisions, indemnities to the effect and to the extent provided in Section 3(h) and taking all reasonable actions as are requested by the underwriters or initial purchaser to expedite or facilitate the disposition of such Registrable Securities. The Company shall, upon request of the Holders, cause its management to participate in a roadshow or similar marketing effort on behalf of the Holders.

(ii) In no event shall the Company be required to participate in more than one underwritten offering requested by the Holders.

(iii) In connection with an underwritten offering pursuant to this Section 3(b)(iii), (A) Holders holding a majority of the Registrable Securities being sold in such underwritten offering shall be entitled to select the managing underwriter or initial purchaser, subject to the approval of the Company, which approval shall not be unreasonably withheld and (B) each Holder participating in the underwritten offering and the Company shall be obligated to enter into an underwriting agreement in customary form. No Holder may participate in such underwritten offering unless such Holder agrees to sell its Registrable Securities on the basis provided in such underwriting agreement and completes and executes all questionnaires, powers of attorney, indemnities and other documents reasonably required under the terms of such underwriting agreement. No Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder and its ownership of the securities being registered on its behalf, its intended method of distribution and any other representation required by law, and no Holder shall be required to agree to indemnify any person beyond the scope of the indemnification provided to the Company under Section 3(h). If any Holder disapproves of the terms of the underwriting arrangements with respect to such underwritten offering, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter; provided, however, that such withdrawal must be made at a time prior to the time of pricing of such underwritten offering. Neither the Company nor any selling stockholders who have registration rights shall have any right to include securities in an underwritten offering by the Holders pursuant to this Section 3(b)(iii) and the Company shall not purport to grant any current or future shareholder such right.

(d) Registration Procedures. In the case of each registration, offering, qualification, or compliance effected by the Company pursuant to Section 3(a), Section 3(b) or Section 3(c), the Company will keep each Holder including securities therein reasonably advised in writing (which may include e-mail) as to the initiation of each registration, offering, qualification, and compliance and as to the completion thereof. In addition, the Company hereby agrees as follows:

(i) The Company will use its commercially reasonable efforts to cause the Shelf Registration Statement to become and remain effective at least for a period ending with the first to occur of (A) the sale by the Holders of all Registrable Securities covered by such Registration Statement, (B) the sale of such Registrable Securities under Rule 144, or (C) the date that is three years after the SEC Effective Date of the Shelf Registration Statement; provided, however, that if the Company files the Shelf Registration Statement on Form S-1, subsequently becomes eligible to use Form S-3, and files a post-effective amendment to such Form S-1 on Form S-3 prior to the end of such period, the Company will use its commercially reasonable efforts to cause such Shelf Registration Statement as amended to remain effective until the end of such period (in any such case, the “Effectiveness Period”).

(ii) If any Registration Statement becomes subject to review by the SEC, the Company will promptly respond to all comments and diligently pursue resolution of any comments to the satisfaction of the SEC.

(iii) The Company (A) will prepare and file with the SEC such amendments and supplements to each Shelf Registration Statement and any prospectus used in connection therewith as may be reasonably necessary to keep such Shelf Registration Statement effective during the applicable Effectiveness Period and (B) will comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Shelf Registration Statement during such period in accordance with the intended method(s) of disposition by the sellers thereof set forth in such Shelf Registration Statement.

(iv) The Company will furnish, without charge, to each Holder (A) a reasonable number of copies of each Registration Statement (including any exhibits thereto other than exhibits incorporated by reference), each amendment and supplement thereto as such Holder may request, (B) such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus and any other prospectus filed under Rule 424 under the Securities Act) as each Holder may request, in conformity with the requirements of the Securities Act, and (C) such other documents as each Holder may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holder, but only during the applicable Effectiveness Period.

(v) The Company will use its commercially reasonable efforts to register or qualify the Registrable Securities under the applicable securities or blue sky laws of such jurisdictions as the Holders of a majority of the Registrable Securities reasonably requests as may be necessary for the marketability of the Registrable Securities (such request to be made by the time the relevant Registration Statement is deemed effective by the SEC) and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Holders; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (v), (B) subject itself to taxation in any such jurisdiction, or (C) consent to general service of process in any such jurisdiction.

(vi) As promptly as practicable after becoming aware of such event, the Company will notify each Holder of Registrable Securities being offered or sold pursuant to each Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event which comes to the Company’s attention if as a result of such event the prospectus included in such Registration Statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company shall promptly prepare and furnish to such Holder a supplement or amendment to such prospectus (or prepare and file appropriate reports under the Exchange Act) so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, unless suspension of the use of such prospectus otherwise is authorized herein or in the event of a Blackout Period, in which case no supplement or amendment need be furnished (or Exchange Act filing made) until the termination of such suspension or Blackout Period.

(vii) The Company will comply, and continue to comply during the period that each Registration Statement is effective under the Securities Act, in all material respects with the Securities Act and the Exchange Act and with all applicable rules and regulations of the SEC with respect to the disposition of all securities covered by such Registration Statement.

(viii) As promptly as practicable after becoming aware of such event, the Company will notify each Holder of Registrable Securities being offered or sold pursuant to each Registration Statement of the issuance by the SEC of any stop order or other suspension of effectiveness of such Registration Statement.

(ix) The Company will permit the Holders of Registrable Securities being offered or sold pursuant to each Registration Statement and their legal counsel, at such Holders’ sole cost and expense, to review and have a reasonable opportunity to comment on such Registration Statement and all amendments and supplements thereto (unless such Registration Statement, amendments and supplements are filed without inclusion of any Registrable Securities therein) at least two (2) Business Days prior to their filing with the SEC.

(x) The Company will make available for inspection by the Holders and any Inspector retained by the Holders, at the Holders’ sole expense, all records as shall be reasonably necessary to enable the Holders and any underwriters to exercise their due diligence responsibility, and cause the Company’s officers, directors, and employees to supply all information which the Holders, any Inspector or any underwriter may reasonably request for purposes of such due diligence; provided, however, that the Holders shall hold in confidence and shall not make any disclosure of any information which the Company determines in good faith to be confidential, and of which determination the Holders are so notified at the time the Holders receive such information, unless (A) the Holders have, or obtained, knowledge of such information without violation of or protection under any agreements with the Company or, to its knowledge any third party, (B) the disclosure of such information is reasonably necessary to avoid or correct a misstatement or omission in each Registration Statement and a reasonable time prior to such disclosure the Holders shall have informed the Company of the need to so correct such misstatement or omission and the Company shall have failed to correct such misstatement of omission, (C) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction or (D) the information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement. The Company shall not be required to disclose any confidential information to any Holder, Inspector or underwriter until and unless such Holder, Inspector or underwriter shall have entered into a confidentiality agreement with the Company with respect thereto, containing terms substantially similar to those set forth in this Section 3(d)(x), which agreement shall permit an Inspector retained by any Holder to disclose information to such Holder. Each Holder agrees that it shall, upon learning that disclosure of such information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the information deemed confidential. The Company shall hold in confidence and shall not make any disclosure of information concerning the Holders provided to the Company pursuant to this Agreement unless (1) disclosure of such information is reasonably necessary to comply with federal or state securities laws, (2) disclosure of such information to the SEC’s Staff of the Division of Corporation Finance is reasonably necessary to respond to comments raised by such staff in its review of such Registration Statement, (3) disclosure of such information is reasonably necessary to avoid or correct a misstatement or omission in such Registration Statement, (4) release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (5) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Holders is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Holders and allow the Holders, at the Holders’ expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(xi) The Company will use its commercially reasonable efforts to cause all the Registrable Securities covered by each Registration Statement to be listed or quoted on the principal securities market on which securities of the same class or series issued by the Company are then listed or traded.

(xii) The Company will provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities at all times.

(xiii) The Company will cooperate with the Holders of Registrable Securities being offered pursuant to each Registration Statement to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to such Registration Statement and enable such certificates to be in such denominations or amounts as the Holders may reasonably request.

(xiv) The Company will take all other reasonable actions necessary to expedite and facilitate disposition by the Holders of the Registrable Securities pursuant to each Registration Statement, including without limitation making its chief executive officer, president, chief financial officer and other appropriate officers and personnel available to participate in marketing efforts with respect to any registered underwritten public offering.

(xv) In the case of an underwritten offering, the Company shall furnish to the participating Holders signed counterparts, addressed to such Holders, of (i) any opinion of counsel to the Company delivered to any underwriter and (ii) any comfort letter from the Company’s independent public accountants (or accountants for any entity acquired by the Company whose financial statements are included in a Registration Statement) delivered to any underwriter.  In the event no legal opinion is delivered to any underwriter, or in non-underwritten transactions, the Company shall furnish to participating Holders, at any time that such Holders elect to use a prospectus, an opinion of counsel to the Company stating only that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

(xvi) The Company shall comply with all applicable rules and regulations of the SEC and the Securities Act.

(e) Suspension of Offers and Sales. Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(d)(vi) or of the commencement of a Blackout Period, such Holder shall discontinue and suspend disposition of Registrable Securities pursuant to any Registration Statement until the Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(d)(vi) or notice of the end of the Blackout Period, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies (including, without limitation, any and all drafts), other than permanent file copies, then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(f) Registration Expenses. All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration and filing fees, messenger and delivery expenses, printing expenses, internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), all fees and expenses associated with filings required to be made with FINRA, as may be required by the rules and regulations of FINRA, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), rating agency fees, the fees and expenses incurred in connection with the listing of the securities to be registered on all securities exchanges on which similar securities issued by the Company are then quoted or listed, reasonable fees and disbursements of counsel for the Company and its independent certified public accountants, and the reasonable fees and expenses of any other persons retained by the Company, in connection with the registration hereunder (collectively, the “Registration Expenses”) will be borne by the Company, but not including any roadshow expenses of the Holders, fees and expenses of counsel for the Holders and any underwriting, broker or dealer discounts or commissions attributable to the sale of Registrable Securities (which are hereinafter referred to as “Selling Expenses”). All Selling Expenses shall be borne solely by the Holders.

(g) Information by the Holder. The Holder or Holders of Registrable Securities included in any Registration Statement shall furnish to the Company such information required under Regulation S-K under the Securities Act regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing. No Holder of Registrable Securities will be entitled to have such Registrable Securities included in a Registration Statement if such Holder does not furnish such information requested by the Company.

(h) Indemnification.

(i) In the event of the offer and sale of Registrable Securities under the Securities Act, the Company shall, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers and partners, each other person who participates as an underwriter in the offering or sale of such securities, and each other person, if any, who controls or is under common control with such Holder or any such underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages, liabilities (joint or several), and expenses to which such Holder or any such director, officer or partner, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in (A) any Registration Statement, any preliminary prospectus, final prospectus, summary prospectus or free writing prospectus, or any amendment or supplement thereto, or (B) in any materials or information provided to investors by, or with the written approval of, the Company in connection with the marketing of the offering of the Registrable Securities, including any road show or investor presentations made to investors by the Company (whether in person or electronically), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or free writing prospectus, in light of the circumstances in which they were made) not misleading, and the Company shall reimburse the Holder, and each such director, officer, partner, underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, damage, liability, action or proceeding; provided that the foregoing shall not apply, and the Company shall not be liable, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding, whether commenced or threatened, in respect thereof) or expense arises out of or is based upon (X) an untrue statement or alleged untrue statement in or omission or alleged omission from such Registration Statement, any such preliminary prospectus, final prospectus, summary prospectus or free writing prospectus, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such Holder specifically stating that it is for use in the preparation thereof, or (Y) such Holder’s failure to comply with the terms of the plan of distribution mechanics described in the applicable prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holders, or any such director, officer, partner, underwriter or controlling person, and shall survive the transfer of such shares by the Holders.

(ii) As a condition to including any Registrable Securities to be offered by a Holder in any Registration Statement, such Holder agrees to be bound by the terms of this Section 3(h) and to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers, each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such Registration Statement (or any other registration statement filed by the Company to which a Piggyback Supplement relates) and any controlling person within the meaning of the Securities Act of any such underwriter or other Holder, against any losses, claims, damages, liabilities (joint or several), and expenses to which the Company, any of its directors, officers, controlling persons, legal counsel or accountants, any underwriter, any other Holder, or any controlling person of such underwriter or other Holder may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) or expenses arise out of or are based upon (A) an untrue statement or alleged untrue statement in or omission or alleged omission from any Registration Statement (or any other registration statement filed by the Company to which a Piggyback Supplement relates), any preliminary prospectus, final prospectus, summary prospectus or free writing prospectus, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by or on behalf of such Holder specifically stating that it is for use in the preparation thereof, or (B) such Holder’s failure to comply with the terms of the plan of distribution mechanics described in the applicable prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company, any such director, officer or controlling person, any such underwriter or other Holder, or any controlling person of any such underwriter or other Holder, and shall survive the transfer of such shares by the Holder, and such Holder shall reimburse the Company, any of its directors, officers, controlling persons, legal counsel or accountants, any underwriter, any other Holder, or any controlling person of such underwriter or other Holder for any legal or other expenses reasonably incurred by them in connection with investigating, defending, or settling such loss, claim, damage, liability, action, or proceeding; provided, however, that such indemnity agreement found in this Section 3(h)(ii) shall in no event exceed the gross proceeds from the offering received by such Holder.

(iii) Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in Section 3(h)(i) or Section 3(h)(ii) (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the indemnifying party of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 3(h)(i) or Section 3(h)(ii), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. If any such action is brought against an indemnified party, unless in the reasonable judgment of counsel to such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist (including situations in which the indemnified party may have defenses not available to the indemnifying party) in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties arises in respect of such claim after the assumption of the defenses thereof or the indemnifying party fails to defend such claim in a diligent manner, other than reasonable costs of investigation. Neither an indemnified nor an indemnifying party shall be liable for any settlement of any action or proceeding effected without its consent. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement, which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any party shall have the right to retain, at its own expense, counsel with respect to the defense of a claim.

(iv) In the event that an indemnifying party does or is not permitted to assume the defense of an action pursuant to Section 3(h)(iii) or in the case of the expense reimbursement obligation set forth in Section 3(h)(i) and Section 3(h)(ii), the indemnification required by Section 3(h)(i) and Section 3(h)(ii) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills received or expenses, losses, damages, or liabilities are incurred.

(v) If the indemnification provided for in this Section 3(h) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall (A) contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense as is appropriate to reflect the proportionate relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission), or (B) if the allocation provided by clause (A) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, not only the proportionate relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other, as well as any other relevant equitable considerations; provided, however, that in no event shall any Holder be required to contribute an aggregate amount in excess of the gross proceeds from the offering received by such Holder. No indemnified party guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any indemnifying party who was not guilty of such fraudulent misrepresentation.

(vi) Indemnification similar to that specified in the preceding subsections of this Section 3(h) (with appropriate modifications) shall be given by the Company and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

Section 4. Miscellaneous.

(a) Assignment of Rights; Successors and Assignees. The rights to cause the Company to register the resale of Registrable Securities granted to the Purchasers by the Company under Section 3 may be assigned by any Purchaser to one or more transferee(s) of such Registrable Securities; provided, however, that (i) such transfer of Registrable Securities is effected in accordance with applicable securities laws, (ii) unless such transferee of Registrable Securities is an Affiliate of such Purchaser, such transferee holds Registrable Securities representing at least $2.5 million of the Registrable Securities (immediately after giving effect to such transfer), (iii) the Company is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and assignee and identifying the Registrable Securities with respect to which such registration rights are being assigned, and (iv) each such transferee and assignee assumes in writing responsibility for its portion of the obligations of such Purchaser under this Agreement and accordingly agrees in writing to become subject to the terms of this Agreement as a Holder. The Company may not assign any of its rights, or delegate any of its obligations, under this Agreement without the prior written consent of the Holders of a majority of the Registrable Securities outstanding as of the date of such assignment, and any such purported assignment by the Company without the written consent of such Holders shall be null and void ab initio and of no force or effect. This Agreement shall inure to the benefit of, and be binding upon, the successors and the assignees (permitted pursuant under this Section 4(a)) of each of the parties hereto, including subsequent Holders of Registrable Securities (to the extent permitted herein).

(b)       Notices. All notices or other communications which are required or permitted under this Agreement shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, by electronic mail, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

If to the Company:	GPAQ Acquisition Holdings, Inc. 2626 Fulton Dr NW, Canton, OH 44718 Attn: Michael Crawford

with a copy (which shall not constitute notice) to:	Hunton Andrews Kurth LLP 2200 Pennsylvania Avenue NW Washington, DC 20037 Attention: J. Steven Patterson Facsimile: (202) 778-2201

If to a Holder:	to such address specified on the signature page for such Holder attached hereto or in the notice required by Section 4(a)

or at such other address as any party shall have furnished to the other party in writing.

(c)       Rule 144. The Company covenants that it shall use its reasonable commercial efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the Holders may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

(d)       Specific Performance. Each party to this Agreement agrees that any breach by it of any provision of this Agreement would irreparably injure the other party and that money damages would be an inadequate remedy therefor. Accordingly, each such party agrees that the other parties hereto shall be entitled to one or more injunctions enjoining any such breach and requiring specific performance of this Agreement and consents to the entry thereof, in addition to any other remedy to which such other party is entitled at law or in equity.

(e)       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

(f)       Amendments. The provisions of this Agreement may be amended at any time and from time to time, and particular provisions of this Agreement may be waived, with and only with an agreement or consent in writing signed by the Company and by the Holders of a majority of the Registrable Securities outstanding as of the date of such amendment or waiver. The Purchasers acknowledge that by the operation of this Section 4(f), the Holders of a majority of the outstanding Registrable Securities may have the right and power to diminish or eliminate all rights of the Holders under this Agreement.

(g)       Obligations Limited to Parties to Agreement. Each of the parties hereto covenants, agrees and acknowledges that no person other than the Company and the Holders shall have any obligation hereunder and that, notwithstanding that one or more of the Holders may be a corporation, partnership or limited liability company, no recourse under this Agreement or under any documents or instruments delivered in connection herewith shall be had against any former, current or future director, officer, general or limited partner, manager, member, stockholder or Affiliate of any of the Holders or any former, current or future director, officer, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise by incurred by any former, current or future director, officer, general or limited partner, manager, member, stockholder or Affiliate of any of the Holders or any former, current or future director, officer, general or limited partner, manager, member, stockholder or Affiliate of any of the foregoing, as such, for any obligations of the Holders under this Agreement or any documents or instruments delivered in connection herewith or for any claim based on, in respect of or by reason of such obligation or its creation, except in each case for any assignee of a Holder hereunder.

(h)       Headings and Cross References. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. Unless the context requires otherwise, all cross references in this Agreement refer to sections and subsections of this Agreement.

(i)       Severability. In the case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(j)       Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter of this Agreement.

(k)       Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(Remainder of Page Intentionally Left Blank)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

THE COMPANY:

GPAQ ACQUISITION HOLDINGS, INC.

By:	/s/ Michael Crawford
Name: Michael Crawford
Title: Chief Executive Officer

PURCHASERS:

MAGNETAR CONSTELLATION MASTER FUND, LTD.

By: Magnetar Financial, LLC, its investment manager

By:	/s/ Michael Turro
Name: Michael Turro
Title: Chief Compliance Officer

MAGNETAR STRUCTRED CREDIT FUND, L.P.

By: Magnetar Financial, LLC, its general partner

By:	/s/ Michael Turro
Name: Michael Turro
Title: Chief Compliance Officer

MAGNETAR XING HE MASTER FUND LTD.

By: Magnetar Financial, LLC, its investment manager

By:	/s/ Michael Turro
Name: Michael Turro
Title: Chief Compliance Officer

MAGNETAR SC FUND LTD

By: Magnetar Financial, LLC, its investment manager

By:	/s/ Michael Turro
Name: Michael Turro
Title: Chief Compliance Officer

PURPOSE ALTERNATIVE CREDIT FUND – T LLC

By: Magnetar Financial, LLC, its manager

By:	/s/ Michael Turro
Name: Michael Turro
Title: Chief Compliance Officer

PURPOSE ALTERNATIVE CREDIT FUND – F LLC

By: Magnetar Financial, LLC, its manager

By:	/s/ Michael Turro
Name: Michael Turro
Title: Chief Compliance Officer

TIMKEN FOUNDATIO OF CANTON

By:
Name:	Ward J. Timken
Title:	President

STARK COMMUNITY FOUNDATION

By:
Name:	Mark J. Samolcyzk
Title:	President and CEO

ch capital lending, LLC

By: Holdings SPE Manager, LLC,
a Delaware limited liability company, its Manager

By:
Name:	Richard H. Klein
Title:	Chief Financial Officer

Gordon Pointe Management, LLC

By:	/s/ James J. Dolan
Name: James J. Dolan
Title: Manager

JMJS Group, LLLP

By:	/s/ Jerre Stead
Name: Jerre Stead
Title: General Partner

glenn r. august

Glenn R. August

MICHAEL S. GROSS

Michael S. Gross

Bradley M. Chase and Judith E. Chase, as Tenants-in-Common

Bradley M. Chase

Judith E. Chase

Kevin O'Callaghan

/s/ Kevin O’Callaghan
Kevin O’Callaghan

JOHN AND KELLY WARNER

John Warner

Kelly Warner

JEFFREY SLOVIN

/s/ Jeffrey Slovin
Jeffrey Slovin